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                                                                   EXHIBIT 10.16

                             FORM OF PROMISSORY NOTE

_____________                                                   Denver, Colorado
                                                               ________ __, 2002


         FOR VALUE RECEIVED, the undersigned, United Programming Argentina II, Inc., a Colorado corporation (the "Borrower"), hereby promises to pay to the order of LBTW I, Inc., a Colorado corporation (the "Company" and together with any of its permitted successors or assigns, the "Holder"), at 12300 Liberty Boulevard, Englewood, Colorado 80112, or at such other place as Holder may designate in writing from time to time, the principal sum of __________________ ($_________) or, if less, the unpaid principal balance of such amount, with interest as set forth in this Note. Terms with initial capital letters that are not defined herein have the meaning ascribed to them in the Amended and Restated Agreement and Plan of Restructuring and Merger, dated December 31, 2001 as the same may be amended, by and among UnitedGlobalCom, Inc., New UnitedGlobalCom, Inc., United/New United Merger Sub, Inc., Liberty Media Corporation, Liberty Media International, Inc., Liberty Global, Inc., and those persons indicated as "Founders" in such agreement. The principal amount of this Note and all accrued but unpaid interest hereon shall be due and payable in full on the first anniversary hereof. The date on which this Note and all accrued but unpaid interest thereon shall be due and payable is described in this Note as the "Maturity Date."

         From the date of this Note and until this Note is paid in full (whether before or after judgment), interest on the outstanding principal amount of this Note shall accrue daily at a rate equal to 8% per annum compounded quarterly. Accrued but unpaid interest on this Note shall be due and payable quarterly beginning on _________, and on each payment or prepayment of principal (each an "Interest Payment Date").

         If the Maturity Date or any Interest Payment Date is not a Business Day, all amounts due and payable on the Maturity Date or such Interest Payment Date, as the case may be, shall be paid on the next Business Day. All interest shall be calculated on the basis of a year consisting of 365 days and the actual number of days elapsed until this Note is paid in full.

         All payments of principal and interest in respect of this Note shall be made in immediately available funds to the order of the Holder by wire transfer to an account as may be specified from time to time by the Holder to the Borrower in writing or, at the option of the Holder, in such manner as the Holder shall have designated to the Borrower in writing.

         All payments under this Note shall be credited first toward interest then accrued and the remainder toward principal. The Borrower may prepay this Note, in whole or in part, at any time without premium or penalty. All payments of the unpaid principal balance and interest will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature, unless the withholding of such taxes or duties is required by law.

         The Borrower shall pay, on demand, all attorneys' fees and all other costs incurred by the Holder to enforce or construe any provision of this Note, together with interest on such amount from the date of such demand until paid, at the rate of interest payable under this Note plus an

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additional 3 percent.

         Borrower waives demand, presentment, protest, notice of protest, notice of dishonor, and all other notices or demands of any kind or nature with respect to this Note.

         Borrower agrees that a waiver of rights under this Note shall not be deemed to be made by Holder unless such waiver shall be in writing, duly signed by Holder, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of Holder or the obligations of Borrower in any other respect at any other time.

         Borrower agrees that in the event Holder demands or accepts partial payment of this Note, such demand or acceptance shall not be deemed to constitute a waiver of any right to demand the entire unpaid balance of this Note at any time in accordance with the terms of this Note.

         IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, BORROWER WAIVES (TO THE FULL EXTENT PERMITTED BY LAW) ALL RIGHT TO A TRIAL BY JURY, OR TO PLEAD AS A DEFENSE ANY STATUTE OF LIMITATIONS OR ANY OTHER SIMILAR LAW OR EQUITABLE DOCTRINE.

         No delay or failure of the Holder in the exercise of any right or remedy under this Note shall be deemed a waiver of such right, and no exercise or partial exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the Holder may have.

         Borrower represents and warrants as of the date hereof that (i) it does not conduct any business operations, (ii) it has not taken any corporate action (other than (1) customary corporate action taken in connection with the organization of the Borrower and with the approval of this Note and agreements relating to this Note and (2) the issuance of shares to its sole stockholder),
(iii) it is wholly owned, directly or indirectly, by New UnitedGlobalCom, Inc., and (iv) it has no actual or contingent liabilities or obligations (including as guarantor) of any kind or nature, whether due or to become due, whether absolute, accrued, fixed or otherwise.

         Borrower further covenants and agrees not to (1) purchase, redeem or otherwise acquire securities (including its own securities), and (2) take any action to consolidate or merge with any other Person, dispose of all or substantially all of its assets to any Person (except by way of dividend to its sole stockholder), or acquire all or substantially all of the assets of any other Person.

         Borrower shall not, without the prior written consent of Holder (which may be given or withheld in its sole discretion), create, incur or assume any Debt (as defined below). For purposes hereof, "Debt" shall mean any (i) indebtedness or obligations, secured or unsecured, of Borrower, (A) for borrowed money or advances of money or (B) evidenced by bonds, notes, debentures or similar instruments, and (ii) any obligations, contingent or otherwise, of Borrower guaranteeing or having the economic effect of guaranteeing any indebtedness or obligations of any other person or entity of any type referred to in clause (i).

         Any of the following shall constitute an event of default ("EVENT OF DEFAULT") hereunder:

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         (a)      a failure on the part of Borrower to make any payment of
                  principal when due under this Note;

         (b) a failure on the part of Borrower to make any payment of interest when due under this Note and such default shall continue for a period of two business days;

         (c) a default in the full and timely performance of any other obligation or covenant of Borrower under this Note, which default continues without cure for two business days after Borrower has notice thereof;

         (d) any default occurs, after giving effect to any applicable notice requirement or grace period, under or in connection with any obligation of Borrower (including, in respect of any securities of Borrower), exceeding $10,000 individually or in the aggregate;

         (e) Borrower shall commence (or take any action for the purpose of commencing) any proceeding under any bankruptcy, reorganization, insolvency, arrangement, readjustment of debt, moratorium or similar law or statute or make (or take any action for the purpose of making) a general assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due;

         (f) a proceeding shall be commenced against Borrower under any bankruptcy, reorganization, insolvency, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against it, or the proceeding is controverted but is not dismissed within thirty (30) days after the commencement thereof; or

         (g) Borrower consents to or suffers the appointment of a receiver, trustee or custodian to any substantial part of its assets that is not vacated within thirty (30) days after such appointment.

Borrower shall notify Holder in writing promptly following (but in any event not later than the second day following) the occurrence of any event which is, or upon notice or the expiration of any period specified above would become, an Event of Default. Such notice shall include a description of the material events related to such Event of Default or default and Borrower's plans or proposals to cure such Event of Default or default. If an Event of Default shall occur and be continuing, then Holder may declare, by notice in writing given to Borrower, all amounts in respect of principal and interest under this Note to be immediately due and payable, in which case this Note shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or notice of any kind, all of which are hereby expressly waived; PROVIDED, HOWEVER, that when any Event of Default described in clause
(e), (f) or (g) of the first sentence of this paragraph has occurred and is continuing, then all amounts in respect of principal and interest under this Note shall immediately become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or notice of any kind, all of which are hereby expressly waived.

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         All agreements between Borrower and Holder, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on this Note or otherwise, shall the amount paid, or agreed to be paid, to Holder for the use, forbearance, or detention of the money evidenced by this Note or otherwise or for the payment or performance of any covenant or obligation contained in this Note or any other document, agreement or instrument executed in connection with this Note, exceed the maximum nonusurious interest rate as in effect from time to time that may be charged, contracted for, received or collected by Holder in connection with the transactions contemplated by and evidenced in this Note and all documents executed in connection herewith (the "HIGHEST LAWFUL RATE"). If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, Holder shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of this Note or the amounts owing on other obligations of Borrower to Holder and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of this Note and the amounts owing on other obligations of Borrower to Holder, as the case may be, such excess shall be refunded to Borrower. In determining whether or not the interest paid or payable under any specific contingencies exceeds the Highest Lawful Rate, Borrower and Holder shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal parts during the period of the full stated term of this Note, all interest at any time contracted for, charged, received or reserved in connection with the indebtedness evidenced by this Note.

         This Note shall be governed by and construed in accordance with the laws of the State of Colorado. The Borrower hereby submits to the jurisdiction of the United States District Court for the District of Colorado and of any court of the State of Colorado sitting in Denver, Colorado, for purposes of all legal proceedings arising out of or related to this Note. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that the Borrower may now or later have to the lack of personal jurisdiction or laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in a court has been brought in an inconvenient forum. Notwithstanding the preceding two sentences, the Holder retains the right to bring any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Note in any court that has jurisdiction over the Borrower and subject matter. In any such action or proceeding, Borrower waives, to the full extent permitted by law, personal service of any summons, complaint or other process and agrees that service thereof may be made by registered or certified mail to Borrower at 4643 South Ulster Street, #1300, Denver, Colorado 80237. Such service shall be deemed to be received three business days after such service is sent by registered or certified mail as set forth above.

         This Note and the rights hereunder may be assigned or transferred by the Company only to a direct or indirect wholly owned subsidiary of Liberty Media Corporation, a Delaware

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corporation, or Liberty Media International, a Delaware corporation (or any successor to either of the foregoing: by operation of law; in connection with any merger, consolidation, statutory share exchange, or similar transaction; or as a result of the sale of all or substantially all of the assets of either of the foregoing). Borrower may not assign or transfer this Note or any of its obligations under this Note in any manner whatsoever.

         Time is of the essence for Borrower's payments under this Note.

         IN WITNESS WHEREOF, the Borrower has duly executed this Note as of the date first written above.

                                    BORROWER:

                                    UNITED PROGRAMMING ARGENTINA II, INC.

                                    By:
                                       -----------------------------
                                    Name:
                                    Title: